UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 12, 2007

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM      7.01        Regulation FD Disclosure.

As disclosed at a presentation by Arch Capital Group Ltd. (“ACGL”) at the Lehman Brothers Financial Services Conference in New York on September 12, 2007, ACGL repurchased 2,173,801 of its common shares during the months of July and August 2007 for an average price per share of $67.04 or approximately $145.7 million in the aggregate.  The repurchase was made pursuant to the common share repurchase authorized by the Board of Directors of ACGL on February 28, 2007.  Under its current authorization, at August 31, 2007, ACGL had approximately $599.3 million remaining.  Repurchases under the authorization may be effected from time to time in open market or privately negotiated transactions through February 2009.  The timing and amount of the repurchase transactions under this authorization will depend on a variety of factors, including market conditions and corporate and regulatory considerations.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: September 12, 2007	By	/s/ John D. Vollaro
Name: John D. Vollaro Title: Executive Vice President, Chief Financial Officer and Treasurer